John W. Hlywak, Jr. (Investors)           Jay Higham (Media/Physicians)
Senior Vice President & CFO               Senior Vice President of Marketing
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4127
email:  jhlywak@integramed.com            email:  jhigham@integramed.com
Web Address:  http://www.integramed.com

Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777

Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com


         INTEGRAMED AMERICA TO HOLD THIRD QUARTER 2003 FINANCIAL RESULTS
                        CONFERENCE CALL OCTOBER 31, 2003

Purchase, NY, October 27, 2003 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that the Company will release third quarter 2003 financial results on Thursday, October 30, 2003, after the close of the financial markets. Gerardo Canet, president and chief executive officer, and John Hlywak, Jr., chief financial officer, will host an investment-community conference call beginning Friday, October 31, 2003, at 10:00 a.m. Eastern Time to discuss those results and to answer questions. It is anticipated that other senior officers of the Company also will participate in the call.

To participate in the live call via telephone, please call (888) 803-7481 (domestic) or (706) 634-1308 (international). A telephone replay will be available until midnight Eastern Time, November 2 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 3648494.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's Web site at www.integramed.com. A replay will be available on the Web site for 14 days.

IntegraMed America, based in Purchase, N.Y., is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.

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